EXHIBIT D

ONLY COMPLETE THIS FORM IF YOU WISH TO CANCEL THE INSTRUCTIONS

YOU SUBMITTED ON YOUR LETTER OF TRANSMITTAL

NOTICE OF WITHDRAWAL OF TENDER

Regarding Units in

PARTNERS GROUP PRIVATE EQUITY (MASTER FUND), LLC

Tendered Pursuant to the Offer to Purchase
Dated January 27, 2025

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE
AT, AND THIS NOTICE OF WITHDRAWAL MUST BE
RECEIVED BY STATE STREET BANK AND TRUST COMPANY BY,

11:59 P.M., EASTERN TIME, ON FEBRUARY 24, 2025,

UNLESS THE OFFER IS EXTENDED.

Complete This Notice of Withdrawal And Return To:

State Street Bank and Trust Company

Attention: Partners Group Private Equity (Master Fund), LLC

1776 Heritage Drive, Mailstop JAB0340

North Quincy, MA 02171

Phone: (888) 977-9790

Email: PartnersGroupTA_INQ@statestreet.com

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Ladies and Gentlemen:

The undersigned wishes to withdraw the tender of its limited liability company interests in Partners Group Private Equity (Master Fund), LLC (the “Fund”), or the tender of a portion of such interests, for purchase by the Fund that previously was submitted by the undersigned in a Letter of Transmittal dated ____________.

Such tender was in the amount of:

[  ]       All of the undersigned’s limited liability company interests.

[  ]       A portion of the undersigned’s limited liability company interests expressed as a number of units.

_______________________ number of units

[  ]       A portion of the undersigned’s limited liability company interests expressed as a specific dollar value.

$ _______________________

The undersigned recognizes that upon the submission on a timely basis of this Notice of Withdrawal of Tender, properly executed, the interests in the Fund (or a portion of such interests) previously tendered will not be purchased by the Fund upon expiration of the tender offer described above.

SIGNATURE(S):

FOR INDIVIDUAL INVESTORS AND JOINT TENANTS:	FOR OTHER INVESTORS:

Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Investor

Print Name of Investor	Signature (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Joint Tenant Signature if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)	Print Name of Signatory and Title

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Print Name of Joint Tenant	Co-signatory if necessary (SIGNATURE OF OWNER(S) EXACTLY AS APPEARED ON SUBSCRIPTION AGREEMENT)

Print Name and Title of Co-signatory
Date: ______________

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